RADIUS HEALTH, INC.

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitute and appoint Morag Law, Julio Vega and Gaurav Singh, each individually, as the undersigned’s true and lawful attorney-in-fact to:

(1)           execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director and/or beneficial owner of Radius Health, Inc. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)           do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)           take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grant to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of June, 2014.

F2 BIO VENTURES V, L.P.
By: F2 Bio Ventures GP Ltd., General Partner

By: /s/ Jerome Schonbachler
Name: Jerome Schonbachler, Director

F2 BIO VENTURES GP LTD.

By: /s/ Jerome Schonbachler
Name: Jerome Schonbachler, Director

GLOBEWAYS HOLDINGS LIMITED

By: /s/ Barbara Haldi
By: /s/ Vanessa Briceno
Name: Barbara Haldi as director of Clambake Limited & Vanessa Briceno, director of Cellar Limited, Corporate Directors

[Signature Page to Power of Attorney]